Exhibit 99.1

Citizens First Corporation Announces Fourth Quarter and Year End 2018 Results, Declares Quarterly Common Dividend

mailto:tkanipe@citizensfirstbank.com mailto:smarcum@citizensfirstbank.com
NEWS For Immediate Release	Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY,  January 22, 2019 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the year ended December 31, 2018 which include the following:

For the quarter ended December  31, 2018 the Company reported net income of $1.16 million,  or $0.45 per diluted common share (EPS).  This represents a 22%  increase or $211,000 from the  $952,000, or $0.37 per diluted common share, for the quarter ended December  31, 2017.  For the twelve months ended December  31, 2018, net income totaled $4.82 million, or $1.89 per diluted common share.  This represents an increase of $731,000, an  18%  increase, or $0.29 per diluted common share, from the net income of $4.09 million in the previous year. “Despite challenges in the second half of the year, our company produced record earnings per share in 2018,” said Todd Kanipe, President and CEO. “Aided by low credit costs and decreased tax expense, diluted earnings per share improved 18% over 2017,” Kanipe said.  “While funding costs in our markets have moderated, we expect deposit competition and loan demand to remain challenging in 2019,” Kanipe added.

Income Statement Fourth Quarter 2018 Compared to Fourth Quarter 2017

Net interest income decreased $212,000, or 5.2%, for the fourth quarter of 2018 compared to the fourth quarter of the prior year.    The Company’s net interest margin was 3.43% for the quarter ended December  31, 2018, compared to 3.74% for the quarter ended December 31, 2017, a decrease of 31 basis points.  The Company’s net interest margin decreased primarily due to an increase in the cost of interest-bearing liabilities which exceeded the increase in the yield on earning assets.

There was a $70,000 provision for loan losses in the fourth quarter of the current year compared to a $150,000 credit for loan losses in the fourth quarter of the prior year.

Non-interest income increased $73,000, or 8.3%, from the prior year primarily due to a increase in service charges on deposit accounts of $17,000,  an increase in gains on sale of mortgage loans of $24,000, an increase in non-deposit brokerage fees of $12,000 and an increase in other service charges and fees of $19,000.

Non-interest expenses increased $202,000, or 6.5%, from the prior year primarily due to an increase in personnel expense of $72,000, an increase in professional fees of $68,000, and an increase in franchise taxes of $32,000.

Income tax expenses decreased $772,000, or 76.3% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017, as well as additional expense related to the deferred tax asset being revalued in 2017.

Income Statement Current Year Compared to Prior Year

Net interest income increased $188,000, or 1.2%, from the prior year.  The Company’s net interest margin was 3.52% for the year ended December  31, 2018, and 3.70% for the year ended December 31, 2017, a decrease of 18 basis points.  The Company’s net interest margin decreased due to an increase in the cost of average interest-bearing liabilities.

There was a $160,000 provision for loan losses in the current year compared to a $150,000 credit in the previous year, an increase of $310,000.

Non-interest income increased $57,000, or 1.6%, primarily due to an increase in other service charges and fees of $56,000 and non-deposit brokerage fees of $54,000, offset by gains on the sale of securities of $48,000 in the prior year.

Non-interest expense increased $427,000, or 3.3%, primarily due to an increase of  $359,000 in personnel expenses, $99,000 in professional fees and $103,000 increase in other expenses, offset by a decrease of  $101,000 in data processing services.

Income tax expenses decreased $1.2 million, or 52.1% due to a marginal rate of 21% in 2018 compared to a rate of 34% in 2017, as well as additional expense related to the deferred tax asset being revalued in 2017.

Credit Quality

Non-performing assets totaled $1.3  million, or 0.27% of total assets, at December 31,  2018 compared to $1.3 million, or 0.29% of total assets at December 31, 2017, a decrease of approximately $46,000.   The allowance for loan losses at December 31,  2018 was $4.4 million, or 1.18% of total loans, compared to $4.7 million, or 1.26% of total loans as of December  31, 2017.  The Company considers the size, volume and credit quality of the loan portfolio as well as recent economic and other external influences to record the allowance for loan losses and provision for loan losses that is directionally consistent with the Company’s loan portfolio.

Balance Sheet

Total assets at December 31,  2018 were $476.0 million, compared to $465.4 million at December 31, 2017, an increase of 2.3%. Loans decreased $2.7 million, or 0.7%, from December 31, 2017 to December 31,  2018.  Deposits increased $16.3 million, or 4.4%, from December 31, 2017 to December 31,  2018.  Borrowings from the Federal Home Loan Bank decreased $10.0 million, or 25.0%, from December 31, 2017 to December 31,  2018.

Stockholders’ equity increased to $50.0 million at December 31,  2018 from $45.8 million at December 31, 2017, an increase of $4.2 million or 9.2%.  The book value per common share and tangible book value per common share ratios were $19.71 and $18.07, respectively, at December 31,  2018 compared to $18.14 and $16.47, respectively, at December 31, 2017.

Quarterly Common Dividend Payable February 21

On January 17, 2019, the Board of Directors declared a quarterly cash dividend of $0.07 per common share payable February 21, 2019 to shareholders of record on February 4, 2019.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky, and a loan production office in Williamson County, Tennessee.  Additional information concerning our products and services is available at www.citizensfirstbank.com.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are current and future economic and business conditions; possible changes in trade, monetary, and fiscal policies, as well as legislative and regulatory changes; changes in the interest rate environment and our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; changes in the quality or composition of our loan or investment portfolios; increases in our nonperforming assets, or our inability to recover or absorb losses created by such nonperforming assets; and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Condition

	(In Thousands, Except Per Share Data and ratios)
	December 31,	December 31,	December 31,
	2018	2017	2016
Assets
Cash and due from financial institutions	$8,875	$6,444	$8,542
Federal funds sold	10,000	—	—
Interest-bearing deposits in other financial institutions	16,010	13,532	11,018
Available-for-sale securities	47,098	48,616	53,547
Loans held for sale	269	427	264
Loans	371,544	374,239	359,391
Allowance for loan losses	(4,373)	(4,724)	(4,854)
Premises and equipment, net	8,861	9,140	9,390
Bank owned life insurance (BOLI)	8,705	8,528	8,351
Federal Home Loan Bank (FHLB) stock, at cost	2,065	2,053	2,025
Accrued interest receivable	1,683	1,681	1,622
Deferred income taxes	545	670	1,464
Goodwill and other intangible assets	4,150	4,221	4,291
Other assets	550	555	371
Total Assets	$475,982	$465,382	$455,422
Liabilities
Deposits
Noninterest bearing	$55,006	$53,259	$52,322
Savings, NOW and money market	192,762	175,087	173,620
Time	140,841	143,968	144,497
Total deposits	388,609	372,314	370,439
FHLB advances and other borrowings	30,000	40,000	35,000
Subordinated debentures	5,000	5,000	5,000
Accrued interest payable	410	285	220
Other liabilities	1,944	1,949	2,399
Total Liabilities	425,963	419,548	413,058
Stockholders’ Equity
6.5% Cumulative convertible preferred stock	—	—	7,261
Common stock	33,309	33,138	25,920
Retained earnings	17,365	13,142	9,706
Accumulated other comprehensive (loss)	(655)	(446)	(523)
Total stockholders’ equity	50,019	45,834	42,364
Total liabilities and stockholders’ equity	$475,982	$465,382	$455,422

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Interest and dividend income	$5,112	$5,094	$5,162	$4,860	$4,905
Interest expense	1,277	1,182	1,064	960	858
Net interest income	3,835	3,912	4,098	3,900	4,047

Provision (credit) for loan losses	70	30	30	30	(150)

Non-interest income
Service charges on deposit accounts	332	291	309	298	315
Other service charges and fees	307	319	319	281	288
Gain on sale of mortgage loans	106	95	69	50	82
Non-deposit brokerage fees	109	110	101	99	97
Lease income	53	52	79	52	52
BOLI income	45	45	44	43	45
Total non-interest income	952	912	921	823	879

Non-interest expenses:
Personnel expense	1,812	1,730	1,773	1,846	1,740
Net occupancy expense	436	457	432	453	448
Advertising and public relations	91	102	85	81	78
Professional fees	154	156	172	164	86
Data processing services	202	208	205	194	192
Franchise shares and deposit tax	120	120	120	120	88
FDIC insurance	45	42	43	42	47
Other	454	470	461	459	433
Total non-interest expenses	3,314	3,285	3,291	3,359	3,112

Income before income taxes	1,403	1,509	1,698	1,334	1,964
Income taxes	240	311	324	250	1,012
Net income	1,163	1,198	1,374	1,084	952
Dividends on preferred stock	—	—	—	—	—
Net income available for common stockholders	$1,163	$1,198	$1,374	$1,084	$952
Basic earnings per common share	$0.46	$0.47	$0.54	$0.43	$0.38
Diluted earnings per common share	$0.45	$0.47	$0.54	$0.43	$0.37

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Three months ended
	(In Thousands, Except Per Share Data and ratios)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
Average:
Assets	$473,070	$482,506	$478,836	$476,063	$462,966
Earning Assets	445,855	454,914	451,315	448,853	435,458
Loans	367,921	377,140	389,614	384,184	370,173
Interest-bearing deposits	329,096	333,043	328,932	322,627	317,196
Deposits	381,687	388,124	383,144	375,617	369,643
Borrowed funds	39,783	43,685	46,758	52,167	45,000
Equity	49,090	48,242	47,006	46,023	45,907
Common equity	49,090	48,242	47,006	46,023	45,907

Return on average assets	0.98%	0.99%	1.15%	0.92%	0.82%
Return on average equity	9.41%	9.85%	11.97%	9.55%	8.23%

Efficiency ratio	68.87%	67.74%	65.23%	70.72%	62.46%
Non-interest income to average assets	0.80%	0.75%	0.77%	0.70%	0.75%
Non-interest expenses to average assets	2.78%	2.70%	2.76%	2.86%	2.67%
Net overhead to average assets	1.98%	1.95%	1.99%	2.16%	1.91%
Yield on loans	4.99%	4.89%	4.94%	4.75%	4.88%
Yield on investment securities (TE)	2.73%	2.51%	2.61%	2.56%	2.77%
Yield on average earning assets (TE)	4.57%	4.46%	4.61%	4.42%	4.52%
Cost of average interest bearing liabilities	1.37%	1.24%	1.14%	1.04%	0.94%
Net interest margin (TE)	3.43%	3.43%	3.67%	3.55%	3.74%
Number of FTE employees	97	98	99	96	98

Asset Quality Indicators:
Non-performing loans to total loans	0.35%	0.54%	0.54%	0.54%	0.36%
Non-performing assets to total assets	0.27%	0.43%	0.43%	0.43%	0.29%
Allowance for loan losses to total loans	1.18%	1.29%	1.24%	1.21%	1.26%
YTD net charge-offs (recoveries) to average loans, annualized	0.13%	0.01%	0.02%	0.06%	(0.01)%
YTD net charge-offs (recoveries)	511	38	34	61	(20)

Consolidated Financial Highlights (Unaudited)

Consolidated Statement of Income

	Year Ended
	(In Thousands, Except Per Share Data and ratios)
	December 31,	December 31,
	2018	2017
Interest and dividend income	$20,228	$18,595
Interest expense	4,483	3,038
Net interest income	15,745	15,557

Provision for loan losses	160	(150)

Non-interest income
Service charges on deposit accounts	1,230	1,237
Other service charges and fees	1,226	1,170
Gain on sale of mortgage loans	320	317
Non-deposit brokerage fees	419	365
Lease income	236	237
BOLI income	177	177
Gain on sale of securities	—	48
Total non-interest income	3,608	3,551

Non-interest expenses:
Personnel expense	7,161	6,802
Net occupancy expense	1,778	1,804
Advertising and public relations	359	337
Professional fees	646	547
Data processing services	809	910
Franchise shares and deposit tax	480	484
FDIC insurance	172	197
Other	1,844	1,741
Total non-interest expenses	13,249	12,822

Income before income taxes	5,944	6,436
Income taxes	1,125	2,347
Net income	4,819	4,089
Dividends on preferred stock	—	238
Net income available for common stockholders	$4,819	$3,851
Basic earnings per common share	$1.90	$1.68
Diluted earnings per common share	$1.89	$1.60

Consolidated Financial Highlights (Unaudited)

Key Operating Statistics

	Year Ended
	(In Thousands, Except Per
	Share Data and ratios)
	December 31,	December 31,
	2018	2017
Average:
Assets	$477,624	$454,897
Earning Assets	450,237	427,451
Loans	379,663	365,028
Interest-bearing deposits	328,455	316,168
Deposits	382,176	366,862
Borrowed funds	45,559	41,381
Equity	47,600	44,434
Common equity	47,600	41,233

Return on average assets	1.01%	0.90%
Return on average equity	10.12%	9.20%

Efficiency ratio	68.10%	66.43%
Non-interest income to average assets	0.76%	0.78%
Non-interest expenses to average assets	2.77%	2.82%
Net overhead to average assets	2.01%	2.04%
Yield on loans	4.89%	4.72%
Yield on investment securities (TE)	2.60%	2.79%
Yield on average earning assets (TE)	4.52%	4.41%
Cost of average interest bearing liabilities	1.20%	0.85%
Net interest margin (TE)	3.52%	3.70%
Number of FTE employees	97	98

Consolidated Financial Highlights (Unaudited)

	(In Thousands, Except Per Share Data and ratios)
	December 31,	December 31,	December 31,
Consolidated Capital Ratios	2018	2017	2016

Total shareholders’ equity to total assets ratio	10.51%	9.85%	9.30%
Tangible equity ratio (1)	9.72%	9.02%	8.44%
Tangible common equity ratio (1)	9.72%	9.02%	6.83%
Book value per common share	$19.71	$18.14	$17.54
Tangible book value per common share (1)	$18.07	$16.47	$15.40
End of period common share closing price	$21.43	$24.00	$18.00

(1)

The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

	(In Thousands, Except Per Share Data and ratios)
	December 31,	December 31,	December 31,
Regulation G Non-GAAP Reconciliation:	2018	2017	2016

Total shareholders’ equity (a)	$50,019	$45,834	$42,364
Less:
Preferred stock	—	—	(7,261)
Common equity (b)	50,019	45,834	35,103
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(53)	(124)	(194)
Tangible common equity (c)	45,869	41,613	30,812
Add:
Preferred stock	—	—	7,261
Tangible equity (d)	45,869	41,613	38,073

Total assets (e)	475,982	465,382	455,422
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(53)	(124)	(194)
Tangible assets (f)	$471,832	$461,161	$451,131
Shares outstanding (in thousands) (g)	2,538	2,526	2,001

Book value per common share (b/g)	$19.71	$18.14	$17.54
Tangible book value per common share (c/g)	$18.07	$16.47	$15.40
Equity to assets ratio (a/e)	10.51%	9.85%	9.30%
Tangible equity ratio (d/f)	9.72%	9.02%	8.44%
Common equity ratio (b/e)	10.51%	9.85%	7.71%
Tangible common equity ratio (c/f)	9.72%	9.02%	6.83%